UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 16, 2016

                                    M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

                                             Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective September 16, 2016, HomeAmerican Mortgage Corporation ("HomeAmerican"), a wholly-owned subsidiary of M.D.C. Holdings, Inc., entered into an Amended and Restated Master Repurchase Agreement (the “Restated Repurchase Agreement”) with U.S. Bank National Association (“USBNA”) as agent and a buyer (the “Buyer”). The Restated Repurchase Agreement amends and restates the prior Master Repurchase Agreement with USBNA dated as of November 12, 2008, as amended, which contained similar terms. The Restated Repurchase Agreement increases the facility amount and extends the expiration date (as noted below) and adjusts the facility’s sublimits, expands the types of eligible loans, and reduces the facility fee.

The Restated Repurchase Agreement provides financing and liquidity to HomeAmerican by facilitating purchase transactions in which HomeAmerican transfers eligible loans to USBNA, as agent for the Buyer, from time to time against the transfer of funds by the Buyer, with a simultaneous agreement by the Buyer to transfer back to HomeAmerican such mortgage loans at a date certain or on demand upon an event of default, or if no demand is sooner made, on the expiration of the Restated Repurchase Agreement, against the transfer of funds by HomeAmerican. Until such mortgage loans are transferred back to HomeAmerican, such loans are held by USBNA, as agent for the Buyer and as custodian, pursuant to the Custody Agreement (“Custody Agreement”) dated as of November 12, 2008, by and between HomeAmerican and USBNA. The Restated Repurchase Agreement has a maximum aggregate commitment of $75 million and includes an increase feature that permits the maximum aggregate commitment to be increased from time to time in increments of $5 million, with a minimum increase of $25 million and a maximum increase of $75 million, for a period of time designated by HomeAmerican (but not less than 30 days or, if less, the time remaining until the Restated Repurchase Agreement expires. Any such increase is in the sole discretion of USBNA. The Restated Repurchase Agreement expires on September 15, 2017.

Advances under the Restated Repurchase Agreement carry a Pricing Rate based on the Libor Rate plus the Libor Margin, as defined in the Restated Repurchase Agreement. The Restated Repurchase Agreement contains various representations, warranties and affirmative and negative covenants customary for agreements of this type. The negative covenants include, among others, (i) a minimum Adjusted Tangible Net Worth requirement, (ii) a maximum Adjusted Tangible Net Worth ratio, (iii) a minimum adjusted net income requirement, and (iv) a minimum Liquidity requirement. The foregoing capitalized terms are defined in the Restated Repurchase Agreement.

A copy of the Restated Repurchase Agreement is attached hereto as Exhibit 10.1.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The disclosure contained in Item 1.01 is incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits.

Exhibit Number	Description

Exhibit 10.1	Amended and Restated Master Repurchase Agreement among HomeAmerican Mortgage Corporation and U.S. Bank National Association as Agent and a Buyer, dated as of September 16, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

________________

M.D.C. HOLDINGS, INC.

Dated: September 19, 2016	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Amended and Restated Master Repurchase Agreement among HomeAmerican Mortgage Corporation and U.S. Bank National Association as Agent and a Buyer, dated as of September 16, 2016

4